Exhibit 23.2

             CONSENT OF INDEPENDENT REGISERED PUBLIC ACCOUNTING FIRM

      We consent to the use in this Amendment No. 1 to Registration Statement on Form SB-2 (File No. 333-146427) of our reports dated February 16, 2007 and May 10, 2006 (except for Notes B, D, I and J which are dated February 16, 2007), on our audit of the financial statements of BioForce Nanosciences Holdings, Inc. as of December 31, 2006 and December 31, 2005, respectively. We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.


/s/ Chisolm, Bierwolf & Nielson, LLC

Chisolm, Bierwolf & Nielson, LLC
Bountiful, Utah

October 12, 2007